Schedule A dated February 20, 2009 to the
                          Investment Advisory Agreement
                              dated April 28, 1996
                                     between
                 Turner Funds & Turner Investment Partners, Inc.

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

------------------------------------------------------------------------------- --------------------------------------
                                                                                        Fee (in Basis Points)
Fund                                                                                 of Average Daily Net Assets
------------------------------------------------------------------------------- --------------------------------------
------------------------------------------------------------------------------- --------------------------------------

------------------------------------------------------------------------------- --------------------------------------
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Large Cap Growth Fund                                                                           0.60%
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Midcap Growth Fund                                                                              0.75%
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Small Cap Growth Fund                                                                           1.00%
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------------------------------------------------------------------------------- --------------------------------------
Emerging Growth Fund                                                                            1.00%
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------------------------------------------------------------------------------- --------------------------------------
Concentrated Growth Fund*                                                                  0.70% to 1.50%
------------------------------------------------------------------------------- --------------------------------------
------------------------------------------------------------------------------- --------------------------------------
New Enterprise Fund*                                                                       0.70% to 1.50%
------------------------------------------------------------------------------- --------------------------------------
------------------------------------------------------------------------------- --------------------------------------
Core Growth Fund                                                                                0.60%
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------------------------------------------------------------------------------- --------------------------------------
Quantitative Large Cap Value Fund                                                               0.60%
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------------------------------------------------------------------------------- --------------------------------------
International Core Growth Fund                                                                  0.85%
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Quantitative Broad Market Equity Fund                                                           0.50%
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Spectrum Fund                                                                                   1.50%
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

*The advisory fee is subject to a performance adjustment based on the Fund's performance relative to the performance of such Fund's comparative index, calculated as described below:

---------------------- ---------------------- ---------------- ------------------- ----------------- -----------------
                                                                                                     Highest /
                                              Base Advisory    Required Excess     Annual            Lowest Possible
Fund                   Benchmark              Fee              Performance         Adjustment Rate   Advisory Fee
---------------------- ---------------------- ---------------- ------------------- ----------------- -----------------
---------------------- ---------------------- ---------------- ------------------- ----------------- -----------------
Concentrated Growth
Fund                   S&P 500 Index          1.10%            +/- 2.50%           +/- 0.40%         1.50% / 0.70%
---------------------- ---------------------- ---------------- ------------------- ----------------- -----------------
---------------------- ---------------------- ---------------- ------------------- ----------------- -----------------
New Enterprise Fund    Nasdaq Composite       1.10%            +/- 2.50%           +/- 0.40%         1.50% / 0.70%
                       Index
---------------------- ---------------------- ---------------- ------------------- ----------------- -----------------

Each Fund's Base Advisory Fee is accrued daily and paid monthly, based on the Fund's average net assets during the current month. Each Fund's Annual Adjustment Rate is determined by comparing the Fund's performance to the performance of the Fund's benchmark over the current month plus the previous 11 months (the "performance period"). The Fund's Annual Adjustment Rate is then multiplied by the average net assets of the Fund over the performance period, which is then multiplied by a fraction, the numerator of which is the number of days in the current month and the denominator of which is 365 (366 in leap years). The resulting amount is then added to (in the case of overperformance) or subtracted from (in the case of underperformance) the Fund's Base Advisory Fee.

Because the adjustment to each Fund's Base Advisory Fee is based upon the Fund's performance compared to the investment record of its benchmark, the controlling factor as to whether a performance adjustment will be made is not whether the Fund's performance is up or down per se, but whether it is up or down more or less than the record of its respective benchmark. The comparative investment performance of the Fund is based solely on the relevant performance period without regard to the cumulative performance over a longer or shorter period of time.

For example, assume that the Concentrated Growth Fund's average net assets over a one- and 12-month period ending March 31 is $50,000,000, and that it is not a leap year. The Concentrated Growth Fund's Base Advisory Fee for March is $46,712 ($50,000,000 x 1.10%, x 31/365). If the Concentrated Growth Fund outperformed (or underperformed) the S&P 500 Index by 2.50% or less over this performance period, then there is no adjustment to the Fund's Base Advisory Fee. If the Concentrated Growth Fund outperformed (or underperformed) the S&P 500 Index by more than 2.50% over this performance period, then Turner Investment Partner Inc.'s Base Advisory Fees would be increased (or decreased) by $16,986 ($50,000,000 x 0.40%, x 31/365).